Exhibit 99.1

news release

For Immediate Release

HOSPIRA REPORTS THIRD-QUARTER 2008 RESULTS

— Reaffirms 2008 adjusted* earnings projection —

LAKE FOREST, Ill., Nov. 5, 2008 — Hospira, Inc. (NYSE: HSP), a leading global specialty pharmaceutical and medication delivery company, today reported results for the third quarter of 2008.

•                  Net sales increased 10.4 percent to $925.5 million during the third quarter of 2008, compared to $838.0 million during the third quarter of 2007.

•                  Adjusted* diluted earnings per share increased 28.6 percent in the third quarter to $0.63 compared to $0.49 during the third quarter last year. GAAP third-quarter 2008 diluted earnings per share were $0.51 versus $0.37 for the same period last year. (Adjusted* measures exclude certain specified items as described later in this press release and attached schedules.)

“We are pleased by the strong growth we achieved during the quarter in our primary areas of strategic focus,” said Christopher B. Begley, chairman and chief executive officer. “Both Specialty Injectable Pharmaceuticals and Medication Management Systems posted double-digit sales increases, and each area saw favorable developments that will drive future growth. We remain on track to achieve our 2008 earnings projections and continue to position Hospira for future success.”

Hospira, Inc.

275 North Field Drive

Lake Forest, IL 60045

www.hospira.com

-MORE-

Third-quarter Financial Highlights

The following table summarizes selected financial results for the quarters ended Sept. 30:

	GAAP Three Months Ended Sept. 30,		%	Adjusted* Three Months Ended Sept. 30,		%
In $ millions	2008	2007	Change	2008	2007	Change
Net Sales	$925.5	$838.0	10.4%	$925.5	$838.0	10.4%
Gross Profit	$330.0	$294.5	12.1%	$355.5	$316.5	12.3%
R&D	$51.7	$51.4	0.6%	$50.8	$50.8	0.0%
SG&A	$145.6	$136.5	6.7%	$143.2	$129.4	10.7%
Income from Operations	$132.7	$106.6	24.5%	$161.5	$136.3	18.5%
Statistics (as a % of Net Sales)
Gross Profit	35.7%	35.1%		38.4%	37.8%
R&D	5.6%	6.1%		5.5%	6.1%
SG&A	15.7%	16.3%		15.5%	15.4%
Income from Operations	14.3%	12.7%		17.5%	16.3%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include items as detailed in the schedules attached to this release.

Net sales for the third quarter of 2008 increased 10.4 percent compared to the third quarter of 2007. The primary contributors were strong sales in Specialty Injectable Pharmaceuticals coupled with increased demand for the company’s Medication Management Systems product lines. Net sales for the third quarter of 2008 increased in all segments compared to the third quarter of 2007: the Americas; Europe, Middle East and Africa (EMEA); and Asia Pacific (APAC) increased 9.5 percent, 9.6 percent and 23.0 percent, respectively.

Adjusted* income from operations for the third quarter of 2008 was $161.5 million, up 18.5 percent compared to the third quarter of 2007. The increase was driven by improved adjusted* gross profit performance, partially offset by an increase in adjusted* Selling, General and Administrative (SG&A) expenses. Adjusted* SG&A grew due to increased sales and marketing support within the Americas and new product launches outside of the Americas.

Cash Flow

Cash flow from operations for the first nine months of 2008 was $328.6 million compared to $354.5 million for the same period in 2007. The decrease reflects increased inventory levels for new product launches and new contract awards with group purchasing organizations, as well as higher trade receivables, which were primarily due to the increased level of sales in the third quarter of 2008 compared to the same period in 2007.

Capital expenditures were $126.9 million for the first nine months of 2008, compared with $128.7 million for the same period in 2007.

2008 Projections

The company has revised its net sales projections for the full year to reflect growth on a constant-currency basis. Full-year net sales are expected to increase in a range of 6 to 7 percent, excluding the impact of foreign exchange.

Projections for full-year 2008 adjusted* diluted earnings per share remain unchanged, and are expected to be between $2.50 and $2.55.

The reconciliation between the projected adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.50 - $2.55

Estimated charges related to planned facilities optimization initiatives (mid-point of an estimated range of $0.12 to $0.14 per diluted share for 2008)	($0.13)

Estimated integration and other acquisition-related expenses (high end of an estimated range of $0.10 to $0.12 per diluted share for 2008)	($0.12)

Estimated $62 million for the amortization of intangibles related to the Mayne Pharma acquisition	($0.26)

Diluted earnings per share – GAAP	$1.99 - $2.04

The company continues to project that cash flow from operations in 2008 will be in the $575 million to $625 million range. Depreciation and amortization, excluding amortization of intangibles related to the Mayne Pharma acquisition, are projected to be between $190 million and $200 million. Capital expenditures are now estimated to range between $170 million and $190 million in 2008.

*Use of Non-GAAP Financial Measures

Non-GAAP financial measures used in this press release are referred to as “adjusted” and are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast

A conference call for investors and media will be held at 8 a.m. Central time on Wednesday, Nov. 5, 2008. A live webcast of the conference call will be available at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper computer setup for receiving the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., and has more than 14,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, statements regarding the financial impact of the acquisition of Mayne Pharma, and other statements regarding Hospira’s goals, strategy, expectations and commitments. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K, and Hospira’s subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission, and incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Karen King
(224) 212-2276	(224) 212-2711

Tareta Adams
(224) 212-2535

###

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	% Change	2008	2007	% Change
Net sales	$925.5	$838.0	10.4%	$2,715.8	$2,490.1	9.1%
Cost of products sold	595.5	543.5	9.6%	1,742.4	1,654.8	5.3%
Gross Profit	330.0	294.5	12.1%	973.4	835.3	16.5%

Research and development	51.7	51.4	0.6%	160.1	147.5	8.5%
Acquired in-process research and development	—	—	nm	0.5	84.8	(99.4)%
Selling, general and administrative	145.6	136.5	6.7%	450.7	414.4	8.8%
Income From Operations	132.7	106.6	24.5%	362.1	188.6	92.0%

Interest expense	27.6	34.7	(20.5)%	87.2	102.5	(14.9)%
Other income, net	(2.4)	(6.2)	(61.3)%	(6.5)	(12.0)	(45.8)%
Income Before Income Taxes	107.5	78.1	37.6%	281.4	98.1	186.9%

Income tax expense	25.7	18.7	37.4%	65.1	37.4	74.1%
Net Income	$81.8	$59.4	37.7%	$216.3	$60.7	256.3%

Earnings Per Common Share:
Basic	$0.51	$0.38	34.2%	$1.36	$0.39	248.7%
Diluted	$0.51	$0.37	37.8%	$1.34	$0.38	252.6%

Weighted Average Common Shares Outstanding:
Basic	159.4	157.1	1.5%	159.1	156.6	1.6%
Diluted	161.6	160.1	0.9%	161.4	159.5	1.2%

nm = Percent change is not meaningful.

Hospira, Inc.

Reconciliation of Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except per share amounts)

	Three Months Ended September 30,
	2008				2007				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted

Net sales	$925.5	$—		$925.5	$838.0	$—		$838.0	10.4%	10.4%
Cost of products sold	595.5	(25.5)	(A)	570.0	543.5	(22.0)	(E)	521.5	9.6%	9.3%
Gross Profit	330.0	25.5		355.5	294.5	22.0		316.5	12.1%	12.3%

Research and development	51.7	(0.9)	(B)	50.8	51.4	(0.6)	(C)	50.8	0.6%	0.0%
Acquired in-process research and development	—	—		—	—	—		—	nm	nm
Selling, general and administrative	145.6	(2.4)	(C)	143.2	136.5	(7.1)	(C)	129.4	6.7%	10.7%
Income From Operations	132.7	28.8		161.5	106.6	29.7		136.3	24.5%	18.5%

Interest expense	27.6	—		27.6	34.7	—		34.7	(20.5)%	(20.5)%
Other income, net	(2.4)	—		(2.4)	(6.2)	—		(6.2)	(61.3)%	(61.3)%
Income Before Income Taxes	107.5	28.8		136.3	78.1	29.7		107.8	37.6%	26.4%

Income tax expense	25.7	9.1	(D)	34.8	18.7	10.4	(D)	29.1	37.4%	19.6%
Net Income	$81.8	$19.7		$101.5	$59.4	$19.3		$78.7	37.7%	29.0%

Earnings Per Common Share:
Basic	$0.51	$0.13		$0.64	$0.38	$0.12		$0.50	34.2%	28.0%
Diluted	$0.51	$0.12		$0.63	$0.37	$0.12		$0.49	37.8%	28.6%

Weighted Average Common Shares Outstanding:
Basic	159.4	159.4		159.4	157.1	157.1		157.1	1.5%	1.5%
Diluted	161.6	161.6		161.6	160.1	160.1		160.1	0.9%	0.9%

Statistics (as a % of Net Sales, except for income tax rate)

Gross Profit	35.7%	38.4%	35.1%	37.8%

R&D	5.6%	5.5%	6.1%	6.1%

SG&A	15.7%	15.5%	16.3%	15.4%

Income From Operations	14.3%	17.5%	12.7%	16.3%

Income Before Income Taxes	11.6%	14.7%	9.3%	12.9%

Net Income	8.8%	11.0%	7.1%	9.4%

Income Tax Rate	23.9%	25.5%	24.0%	27.0%

(A) —

Includes intangible assets amortization of $15.2 related to the Mayne Pharma acquisition; charges of $10.0 related to the planned closures of the Ashland, OH; Montreal, Canada; North Chicago, IL; and Morgan Hill, CA facilities as well as charges to limit, and transfer, R&D facility operations related to brain-function monitoring devices as part of Hospira’s facilities optimization initiatives; a gain on the sale of the Montreal, Canada manufacturing plant ($2.5); and Mayne Pharma integration and other acquisition-related charges of $2.8.

(B) —	Includes integration and other acquisition-related charges of $0.2 and facilities optimization initiatives of $0.7.
(C) —	Mayne Pharma Integration and other acquisition-related charges.
(D) —	Reflects the tax effect of the above adjustments.
(E) —

Includes intangible assets amortization of $13.4 related to the Mayne Pharma acquisition; charges of $8.0 related to the planned closures of the Donegal, Ireland; Ashland, OH; Motreal, Canada; and North Chicago, IL facilities as part of Hospira’s facilities optimization initiatives; and Mayne Pharma integration charges of $0.6.

nm = Percent change is not meaningful.

Hospira, Inc.

Reconciliation of Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except per share amounts)

	Nine Months Ended September 30,
	2008				2007				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted

Net sales	$2,715.8	$—		$2,715.8	$2,490.1	$—		$2,490.1	9.1%	9.1%
Cost of products sold	1,742.4	(76.7)	(A)	1,665.7	1,654.8	(126.1)	(F)	1,528.7	5.3%	9.0%
Gross Profit	973.4	76.7		1,050.1	835.3	126.1		961.4	16.5%	9.2%

Research and development	160.1	(2.8)	(B)	157.3	147.5	(1.3)	(D)	146.2	8.5%	7.6%
Acquired in-process research and development	0.5	(0.5)	(C)	—	84.8	(84.8)	(C)	—	(99.4)%	nm
Selling, general and administrative	450.7	(16.8)	(D)	433.9	414.4	(25.2)	(D)	389.2	8.8%	11.5%
Income From Operations	362.1	96.8		458.9	188.6	237.4		426.0	92.0%	7.7%

Interest expense	87.2	—		87.2	102.5	(2.2)	(G)	100.3	(14.9)%	(13.1)%
Other income, net	(6.5)	—		(6.5)	(12.0)	(5.7)	(H)	(17.7)	(45.8)%	(63.3)%
Income Before Income Taxes	281.4	96.8		378.2	98.1	245.3		343.4	186.9%	10.1%

Income tax expense	65.1	31.3	(E)	96.4	37.4	55.3	(E)	92.7	74.1%	4.0%
Net Income	$216.3	$65.5		$281.8	$60.7	$190.0		$250.7	256.3%	12.4%

Earnings Per Common Share:
Basic	$1.36	$0.41		$1.77	$0.39	$1.21		$1.60	248.7%	10.6%
Diluted	$1.34	$0.41		$1.75	$0.38	$1.19		$1.57	252.6%	11.5%

Weighted Average Common Shares Outstanding:
Basic	159.1	159.1		159.1	156.6	156.6		156.6	1.6%	1.6%
Diluted	161.4	161.4		161.4	159.5	159.5		159.5	1.2%	1.2%

Statistics (as a % of Net Sales, except for income tax rate)

Gross Profit	35.8%			38.7%	33.5%			38.6%

R&D	5.9%			5.8%	5.9%			5.9%

SG&A	16.6%			16.0%	16.6%			15.6%

Income From Operations	13.3%			16.9%	7.6%			17.1%

Income Before Income Taxes	10.4%			13.9%	3.9%			13.8%

Net Income	8.0%			10.4%	2.4%			10.1%

Income Tax Rate	23.1%			25.5%	38.1%			27.0%

(A) —

Includes intangible assets amortization of $46.8 related to the Mayne Pharma acquisition; charges of $26.6 related to the planned closures of the Ashland, OH; Montreal, Canada; North Chicago, IL; and Morgan Hill, CA facilities as well as charges to limit, and transfer, R&D facility operations related to brain-function monitoring devices as part of Hospira’s facilities optimization initiatives; a gain on the sale of the Montreal, Canada manufacturing plant ($2.5); and Mayne Pharma integration and other acquisition-related charges of $5.8.

(B) —	Includes Mayne Pharma integration and other acquisition-related charges of $1.0 and facilities optimization initiatives of $1.8.
(C) —	Acquired in-process research and development.
(D) —	Mayne Pharma integration and other acquisition-related charges.
(E) —	Reflects the tax effect of the above adjustments.
(F) —

Includes inventory step-up charge of $53.1 and intangible assets amortization of $35.0 related to the Mayne Pharma acquisition; charges of $33.4 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s facilities optimization initiatives; a reduction of the obligation associated with the sale of the Salt Lake City, UT manufacturing plant to ICU Medical ($1.6); and Mayne Pharma integration charges of $6.2.

(G) —	Other acquisition-related cost: bridge loan fees incurred as a result of the Mayne Pharma acquisition expensed upon refinancing of loan during the first quarter of 2007.
(H) —	Other acquisition-related cost: foreign exchange losses related to the Mayne Pharma acquisition.

nm = Percent change is not meaningful.

Hospira, Inc.

Reconciliation of Diluted Earnings Per Share

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Diluted Earnings Per Share - GAAP	$0.51	$0.37	$1.34	$0.38

Adjustments:

Mayne Pharma acquisition related:

Acquired in-process research and development	—	—	—	0.53

Inventory step-up charge	—	—	—	0.23

Integration and other acquisition-related charges	0.03	0.03	0.11	0.16

Intangible assets amortization	0.06	0.06	0.20	0.15

Charges related to facilities optimization initiatives	0.04	0.03	0.11	0.13

Gain on the sale of the Montreal, Canada manufacturing plant	(0.01)	—	(0.01)	—

Reduction of obligation associated with the sale of the Salt Lake City, UT manufacturing plant	—	—	—	(0.01)

Subtotal of Adjustments	0.12	0.12	0.41	1.19

Diluted Earnings Per Share - Adjusted	$0.63	$0.49	$1.75	$1.57

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in millions)

	September 30,	December 31,
	2008	2007
Assets
Current Assets:
Cash and cash equivalents	$287.4	$241.1
Trade receivables, less allowances of $12.6 in 2008 and $14.1 in 2007	618.7	559.0
Inventories	854.8	766.6
Deferred income taxes	156.7	176.7
Prepaid expenses	29.0	23.8
Other receivables	71.7	73.8
Total Current Assets	2,018.3	1,841.0
Property and equipment, net	1,226.4	1,276.9
Intangible assets, net	473.3	554.0
Goodwill	1,181.4	1,240.9
Deferred income taxes	65.9	79.4
Investments	47.6	23.7
Other assets	54.3	68.8
Total Assets	$5,067.2	$5,084.7

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$328.8	$58.5
Trade accounts payable	193.3	190.3
Salaries, wages and commissions	141.6	143.6
Deferred income taxes	—	8.4
Other accrued liabilities	305.6	393.5
Total Current Liabilities	969.3	794.3
Long-term debt	1,832.6	2,184.4
Deferred income taxes	32.7	50.7
Post-retirement obligations and other long-term liabilities	335.0	310.1
Commitments and Contingencies
Total Shareholders’ Equity	1,897.6	1,745.2
Total Liabilities and Shareholders’ Equity	$5,067.2	$5,084.7

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Nine Months Ended September 30,
	2008	2007

Cash Flow From Operating Activities:

Net income	$216.3	$60.7
Adjustments to reconcile net income to net cash from operating activities-
Depreciation	141.2	136.2
Amortization of intangibles	51.1	37.1
Write-off of acquired in-process research and development	0.5	84.8
Step-up value of acquired inventories sold	—	53.1
Stock-based compensation expense	33.2	31.6
Net gains on sales of assets	(3.0)	(2.9)
Changes in assets and liabilities-
Trade receivables	(75.8)	(42.3)
Inventories	(107.6)	(3.4)
Prepaid expenses and other assets	4.1	5.4
Trade accounts payable	7.3	4.8
Other liabilities	37.1	(31.0)
Other, net	24.2	20.4
Net Cash Provided by Operating Activities	328.6	354.5

Cash Flow From Investing Activities:

Capital expenditures (including instruments placed with or leased to customers)	(126.9)	(128.7)
Acquisitions, net of cash acquired, including payments for deferred consideration	(22.2)	(1,963.2)
Purchases of intangibles and other investments	(49.6)	—
(Purchases) Sales of marketable securities	(24.5)	0.6
Settlements of foreign currency contracts	—	(55.7)
Proceeds from dispositions of product rights	—	13.8
Proceeds from disposal of facilities	0.8	—
Net Cash Used in Investing Activities	(222.4)	(2,133.2)

Cash Flow From Financing Activities:

Issuance of long-term debt, net of fees paid	—	3,336.2
Repayment of long-term debt	(90.1)	(1,700.1)
Other borrowings, net	8.5	(0.3)
Excess tax benefit from stock-based compensation arrangements	1.0	0.9
Proceeds from stock options exercised	27.4	40.4
Net Cash (Used in) Provided by Financing Activities	(53.2)	1,677.1

Effect of exchange rate changes on cash and cash equivalents	(6.7)	16.0

Net change in cash and cash equivalents	46.3	(85.6)
Cash and cash equivalents at beginning of period	241.1	322.0
Cash and cash equivalents at end of period	$287.4	$236.4

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$96.6	$57.7
Income taxes, net	$8.6	$57.6

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	% Change at Actual Rates	% Change at Constant Rates	2008	2007	% Change at Actual Rates	% Change at Constant Rates

Americas—
Pharmaceuticals
Specialty Injectables	$341.1	$299.9	13.7%	13.5%	$981.7	$891.2	10.2%	9.4%
Other Pharma	129.8	131.3	(1.1)%	(1.4)%	374.4	393.6	(4.9)%	(5.5)%
	470.9	431.2	9.2%	9.0%	1,356.1	1,284.8	5.5%	4.7%
Devices
Medication Management Systems	138.5	123.0	12.6%	11.9%	418.3	372.2	12.4%	11.1%
Other Devices	96.3	90.5	6.4%	6.2%	282.7	273.4	3.4%	2.4%
	234.8	213.5	10.0%	9.5%	701.0	645.6	8.6%	7.4%
Total Americas	705.7	644.7	9.5%	9.2%	2,057.1	1,930.4	6.6%	5.7%

Europe, Middle East & Africa—
Pharmaceuticals
Specialty Injectables	67.5	65.0	3.8%	(2.3)%	224.2	184.3	21.6%	11.0%
Other Pharma	41.3	37.8	9.3%	5.4%	120.3	111.3	8.1%	0.1%
	108.8	102.8	5.8%	0.5%	344.5	295.6	16.5%	6.9%
Devices
Medication Management Systems	19.6	16.1	21.7%	12.5%	59.3	49.8	19.1%	6.4%
Other Devices	18.2	14.9	22.1%	13.1%	52.2	51.1	2.2%	(8.4)%
	37.8	31.0	21.9%	12.8%	111.5	100.9	10.5%	(1.1)%
Total Europe, Middle East & Africa	146.6	133.8	9.6%	3.4%	456.0	396.5	15.0%	4.9%

Asia Pacific—
Pharmaceuticals
Specialty Injectables	57.3	45.7	25.4%	19.8%	155.3	121.6	27.7%	16.5%
Other Pharma	4.5	4.2	7.1%	1.2%	12.1	10.8	12.0%	(0.2)%
	61.8	49.9	23.8%	18.2%	167.4	132.4	26.4%	15.1%
Devices
Medication Management Systems	4.8	4.0	20.0%	14.7%	15.5	12.3	26.0%	16.6%
Other Devices	6.6	5.6	17.9%	10.5%	19.8	18.5	7.0%	(3.1)%
	11.4	9.6	18.8%	12.3%	35.3	30.8	14.6%	4.8%
Total Asia Pacific	73.2	59.5	23.0%	17.3%	202.7	163.2	24.2%	13.2%

Net Sales	$925.5	$838.0	10.4%	8.8%	$2,715.8	$2,490.1	9.1%	6.1%

Notes:

Specialty Injectables include generic injectables and proprietary specialty injectables. Other Pharmaceuticals include large volume IV solutions, nutritionals and contract manufacturing services (including former “Sales to Abbott”). Medication Management Systems include infusion pumps, related software, services and administration sets. Other Devices include gravity administration sets, critical care products, and other device products.

Net sales for the nine months ended September 30, 2008 and 2007, include nine and eight months, respectively, of Mayne Pharma net sales.

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in millions)

	Three Months Ended September 30,
	Net Sales			Income from Operations
	2008	2007	% Change	2008		2007		% Change

Americas	$705.7	$644.7	9.5%	$151.1	A	$127.2	A	18.8%
Europe, Middle East & Africa	146.6	133.8	9.6%	4.4	B	1.8	B	144.4%
Asia Pacific	73.2	59.5	23.0%	6.4	C	5.6	C	14.3%
Total reportable segments	$925.5	$838.0	10.4%	161.9		134.6		20.3%
Corporate functions				(20.5)	D	(19.9)	D	3.0%
Stock-based compensation				(8.7)		(8.1)		7.4%
Income from operations				132.7		106.6		24.5%
Interest expense and other income, net				(25.2)	E	(28.5)	E	(11.6)%
Income before income taxes				$107.5		$78.1		37.6%

Included in the reported Income before income taxes above, are the following charges:

A – Americas
Mayne Pharma acquisition related:
Acquired in-process research and development	$—	$—
Inventories step-up charge	—	—
Integration and other acquisition-related charges	1.0	0.9
Intangible assets amortization	4.8	3.4
Charges related to facilities optimization initiatives	10.7	7.6
Integration and other acquisition-related charges	(0.2)	—
Acquired in-process research and development	—	—
Gain on the sale of the Montreal, Canada manufacturing plant	(2.5)	—
Reduction of obligation associated with the sale of the Salt Lake City, UT manufacturing plant	—	—
Total Americas	13.8	11.9

B – Europe, Middle East & Africa
Mayne Pharma acquisition related:
Acquired in-process research and development	—	—
Inventories step-up charge	—	—
Integration and other acquisition-related charges	0.7	1.1
Intangible assets amortization	5.8	5.7
Charges related to facilities optimization initiatives	—	0.4
Total Europe, Middle East & Africa	6.5	7.2

C – Asia Pacific
Mayne Pharma acquisition related:
Inventories step-up charge	—	—
Integration and other acquisition-related charges	2.1	0.9
Intangible assets amortization	4.6	4.3
Charges related to facilities optimization initiatives	—	—
Integration and other acquisition-related charges	0.8	0.4
Total Asia Pacific	7.5	5.6

D – Corporate functions
Integration and other acquisition-related charges	1.0	5.0
Total Corporate functions	1.0	5.0

E – Interest expense and other income, net
Integration and other acquisition-related charges	—	—
Total Interest expense and other income, net	—	—

Total	$28.8	$29.7

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in millions)

	Nine Months Ended September 30,
	Net Sales			Income from Operations
	2008	2007	% Change	2008		2007		% Change

Americas	$2,057.1	$1,930.4	6.6%	$426.0	A	$301.4	A	41.3%
Europe, Middle East & Africa	456.0	396.5	15.0%	10.7	B	(15.4)	B	169.5%
Asia Pacific	202.7	163.2	24.2%	13.6	C	(8.4)	C	261.9%
Total reportable segments	$2,715.8	$2,490.1	9.1%	450.3		277.6		62.2%
Corporate functions				(55.0)	D	(57.4)	D	(4.2)%
Stock-based compensation				(33.2)		(31.6)		5.1%
Income from operations				362.1		188.6		92.0%
Interest expense and other income, net				(80.7)	E	(90.5)	E	(10.8)%
Income before income taxes				$281.4		$98.1		186.9%

Included in the reported Income before income taxes above, are the following charges:

A – Americas
Mayne Pharma acquisition related:
Acquired in-process research and development	$—	$66.2
Inventories step-up charge	—	10.0
Integration and other acquisition-related charges	2.1	13.0
Intangible assets amortization	15.0	8.8
Charges related to facilities optimization initiatives	28.4	32.1
Integration and other acquisition-related charges	—	—
Acquired in-process research and development	0.5	—
Gain on the sale of the Montreal, Canada manufacturing plant	(2.5)	—
Reduction of obligation associated with the sale of the Salt Lake City, UT manufacturing plant	—	(1.6)
Total Americas	43.5	128.5

B – Europe, Middle East & Africa
Mayne Pharma acquisition related:
Acquired in-process research and development	—	18.6
Inventories step-up charge	—	18.0
Integration and other acquisition-related charges	10.1	2.1
Intangible assets amortization	17.7	14.9
Charges related to facilities optimization initiatives	—	1.3
Total Europe, Middle East & Africa	27.8	54.9

C – Asia Pacific
Mayne Pharma acquisition related:
Inventories step-up charge	—	25.1
Integration and other acquisition-related charges	5.5	1.9
Intangible assets amortization	14.1	11.3
Charges related to facilities optimization initiatives	—	—
Integration and other acquisition-related charges	1.2	0.4
Total Asia Pacific	20.8	38.7

D – Corporate functions
Integration and other acquisition-related charges	4.7	15.3
Total Corporate functions	4.7	15.3

E – Interest expense and other income, net
Integration and other acquisition-related charges	—	7.9
Total Interest expense and other income, net	—	7.9

Total	$96.8	$245.3